Exhibit 5.1

January 15, 2015

Aircastle Limited

c/o Aircastle Advisor LLC

300 First Stamford Place

5th Floor

Stamford, Connecticut 06902

RE:    Aircastle Limited – Senior Notes Offering

Ladies and Gentlemen:

We have acted as special counsel to Aircastle Limited, a Bermuda exempted company (the “Company”), in connection with the public offering of $500 million aggregate principal amount of the Company’s 5.50% Senior Notes due 2022 (the “Securities”) to be issued under the Indenture, dated as of December 5, 2013 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of January 15, 2015 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Company entered into an Underwriting Agreement, dated as of January 12, 2015, with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBC Capital Markets, LLC as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale of the Securities by the Company to the Underwriters (the “Underwriting Agreement”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-3 (File No. 333-182242) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2012 under

Aircastle Limited

January 15, 2015

the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Underwriting Agreement;

(c) the global certificate evidencing the Securities (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(d) an executed copy of the Base Indenture; and

(e) an executed copy of the Third Supplemental Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as expressly set forth in the opinions below, the validity and binding effect thereof on such parties. We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of Bermuda) in connection with the transactions contemplated by, and the performance of its obligations under, the Indenture, other than the laws of the State of New York insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Aircastle Limited

January 15, 2015

We do not express any opinion as to any laws other than those laws, rules and regulations of the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Indenture and the Registration Statement, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Indenture, the Underwriting Agreement and the Securities (other than with respect to the Company to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein);

(b) we have assumed that the execution and delivery by the Company of the Indenture and the Securities and the performance by the Company of its obligations thereunder does not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its subsidiaries is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except we do not make the assumption set forth in clauses (i)-(iv) with respect to Opined on Law);

(c) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

Aircastle Limited

January 15, 2015

(d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transactions contemplated thereby; and

(e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Note Certificate has been duly executed by the Company, to the extent such execution is governed by the laws of New York, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute a valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms under the laws of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP